Exhibit 99.1

Aruba Networks Reports Fourth Quarter and Fiscal Year 2014 Financial Results

-Delivers Record Revenue of $202.9 Million, up 33 Percent Year over Year

-Achieves Q4 Non-GAAP Operating Margin of 20.0 Percent

-Raises FY 2015 Non-GAAP Operating Margin Target to 21 to 22 Percent

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 26, 2014--Aruba Networks, Inc., (NASDAQ:ARUN) a leading provider of next-generation network access solutions for the mobile enterprise, today announced financial results for its fourth quarter and fiscal year ended July 31, 2014.

Record revenue of $202.9 million in Q4’14 grew 33 percent from $153.1 million reported in Q4’13. GAAP net loss in Q4’14 was $4.1 million, or $0.04 per share, compared with a GAAP net loss of $15.6 million, or $0.14 per share, in Q4’13.

Non-GAAP net income for Q4’14 was $27.6 million, or $0.24 per diluted share, compared with Q4’13 non-GAAP net income of $15.8 million, or $0.13 per diluted share. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Fiscal year 2014 revenue was $728.9 million, an increase of 21 percent from $600.0 million reported in fiscal year 2013. GAAP net loss for fiscal year 2014 was $29.0 million, or $0.27 per share, compared with a net loss of $31.6 million, or $0.28 per share, in fiscal year 2013. Non-GAAP net income for fiscal year 2014 was $90.6 million, or $0.77 per diluted share, compared with non-GAAP net income of $79.2 million, or $0.64 per diluted share, in fiscal year 2013.

“We are pleased to report strong fourth quarter results, capping a year of significant progress across our key strategic and operational initiatives,” said Dominic Orr, Aruba’s president and chief executive officer. “We achieved significant market share gains, supported by the continued ramp up of our full line of 802.11ac access points as well as strong Instant and Clear Pass sales. The focused execution of our product roadmap underscores the merits of our first-to-market strategy and further strengthens our leadership position. Additionally, the investments we have made in enhancing our sales and channel capacity are driving additional operating leverage and provide us with a strong platform for future growth.”

Michael Galvin, Aruba’s chief financial officer, added, “We delivered record revenues both in Q4 and fiscal 2014 and improved our non-GAAP operating margin by 530 basis points over the last four quarters. From this position of strength, we are announcing a cost optimization plan that will reduce certain positions, and shift other positions to lower-cost, talent-rich locations, providing the foundation for efficiently scaling the company with a global infrastructure. Based on these actions and our expectation of continued growth, we are raising our fiscal 2015 non-GAAP operating margin target to 21 to 22 percent.”

Recent Highlights

  Announced a strategic agreement with Juniper Networks to deliver open, converged wired and wireless network solutions based on best-of-breed technologies. The partnership is expected to provide innovative solutions for the toughest problems facing enterprise IT departments and include both joint development efforts and go-to-market collaboration.
  Ranked in the leader’s quadrant for the third consecutive year in Gartner Inc.’s latest “Magic Quadrant for Wired and Wireless LAN Infrastructure” report. Gartner combines wireless and wired LAN infrastructure into one report. In the new Magic Quadrant report, Gartner continued to evaluate vendors based on two criteria: completeness of vision and ability to execute.
  Began shipments of the 802.11ac AP-205, designed for cost-sensitive, medium density environments. To further round out its 802.11ac portfolio, the company today announced the availability of its AP-215, a 3x3 access point for medium density, high performance environments. With the launch of these new products, Aruba now offers the most complete .11ac product family in the industry.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2014 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, interested parties may access the call by dialing +1-844-858-9856. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at http://ir.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should dial 1-855-859-2056 and enter passcode 82872020. International parties may access the replay by dialing +1-404-537-3406 and entering the passcode 82872020.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements regarding Aruba’s non-GAAP operating margin target for fiscal 2015, product strategy, market opportunity, market share and investments, including expectations regarding Aruba’s strategic agreement with Juniper.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements include, among others: business and economic conditions and growth trends in the networking industry, Aruba’s vertical markets and various geographic regions; changes in overall information technology spending; the Company’s ability to efficiently and effectively relocate personnel to lower cost operation centers; its ability to retain key personnel and recruit new hires in light of cost reductions; the ability of its IT and Finance teams to support mission-critical systems through the Company’s transition to lower cost operation centers; and the potential disruption or perception of disruption to its business due to cost reductions; as well as those risks and uncertainties included under the captions “Risk Factors" and “Management’s Discussion and Analysis” in Aruba’s most recent Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission, or SEC, and available on the investor relations portion of our website at ir.arubanetworks.com and on the SEC’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to Aruba as of the date of this release, and Aruba does not assume any obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

The financial statements that follow should be read in conjunction with the notes set forth in Aruba’s Annual Report on Form 10-K when filed with the SEC.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Aruba’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Non-GAAP net income, operating margin and EPS. Aruba defines non-GAAP net income as net income plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, non-recurring patent-infringement settlements, and the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP operating income as operating income (loss) plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, and non-recurring patent-infringement settlements. Aruba defines non-GAAP operating margin as non-GAAP operating income divided by total revenue. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based compensation expenses and related payroll taxes but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based compensation expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, non-recurring patent-infringement settlements and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP, net income, operating margin and EPS versus net income, operating margin and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based compensation expenses and related payroll taxes that are recurring. Stock-based compensation expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found in the news releases section of Aruba Networks’ website at www.arubanetworks.com.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company designs and delivers Mobility-Defined Networks that empower IT departments and #GenMobile, a new generation of tech-savvy users who rely on their mobile devices for every aspect of work and personal communication. To create a mobility experience that #GenMobile and IT can rely upon, Aruba Mobility-Defined Networks™ automate infrastructure-wide performance optimization and trigger security actions that used to require manual IT intervention. The results are dramatically improved productivity and lower operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook, and for the latest technical discussions on mobility and Aruba products visit Airheads Social at http://community.arubanetworks.com.

© 2014 Aruba Networks, Inc. Aruba Networks’ trademarks include Aruba Networks®, Aruba The Mobile Edge Company® (stylized), Aruba Mobility-Defined Networks™, Aruba Mobility Management System®, People Move Networks Must Follow®, Mobile Edge Architecture®, RFProtect®, Green Island®, ETips®, ClientMatchTM, Virtual Intranet AccessTM, ClearPass Access Management SystemsTM, Aruba InstantTM, ArubaOSTM, xSecTM, ServiceEdgeTM, Aruba ClearPass Access Management SystemTM, AirmeshTM, AirWaveTM, Aruba CentralTM, and “ARUBA@WORKTM. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31,	July 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$118,594	$144,919
Short-term investments	166,359	269,882
Accounts receivable, net	102,256	93,191
Inventory	39,836	28,895
Deferred cost of revenue	12,721	12,657
Prepaids and other current assets	18,063	20,090
Deferred income tax assets, current	25,676	29,076

Total current assets	483,505	598,710

Property and equipment, net	27,261	27,536
Goodwill	67,242	67,242
Intangible assets, net	19,505	26,937
Deferred income tax assets, non-current	23,962	19,788
Other non-current assets	8,185	6,530

Total non-current assets	146,155	148,033

Total assets	$629,660	$746,743

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$103,254	$119,523
Income taxes payable, current	1,087	662
Deferred revenue, current	135,160	109,765

Total current liabilities	239,501	229,950

Deferred revenue, non-current	44,977	31,578
Other non-current liabilities	12,686	8,990

Total non-current liabilities	57,663	40,568

Total liabilities	297,164	270,518

Stockholders' equity

Common stock	11	11
Additional paid-in capital	508,374	623,155
Accumulated other comprehensive loss	(1,523)	(1,540)
Accumulated deficit	(174,366)	(145,401)

Total stockholders' equity	332,496	476,225

Total liabilities and stockholders' equity	$629,660	$746,743

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended		Years Ended
	July 31,	July 31,	July 31,	July, 31
	2014	2013	2014	2013

Revenue
Product	$167,588	$125,025	$595,375	$496,343
Support and professional services	35,274	28,039	133,558	103,701

Total revenue	202,862	153,064	728,933	600,044

Cost of revenue
Product	53,127	38,505	186,976	149,113
Support and professional services	9,856	7,228	37,805	27,366

Total cost of revenue	62,983	45,733	224,781	176,479

Gross profit	139,879	107,331	504,152	423,565

Operating expenses
Research and development	43,376	38,112	169,328	139,746
Sales and marketing	72,071	62,289	274,835	230,805
General and administrative	15,719	13,275	60,004	51,030
Legal settlements	250	14,000	250	14,000

Total operating expenses	131,416	127,676	504,417	435,581

Operating income (loss)	8,463	(20,345)	(265)	(12,016)

Other income (expense), net
Interest income	182	263	843	1,138
Other income (expense), net	(165)	(487)	(173)	653

Total other income (expense), net	17	(224)	670	1,791

Income (loss) before income taxes	8,480	(20,569)	405	(10,225)

Provision for (benefit from) income taxes	12,566	(4,988)	29,370	21,383

Net loss	$(4,086)	$(15,581)	$(28,965)	$(31,608)

Shares used in computing net loss per common share, basic	107,339	114,202	108,443	113,284

Net loss per common share, basic	$(0.04)	$(0.14)	$(0.27)	$(0.28)

Shares used in computing net loss per common share, diluted	107,339	114,202	108,443	113,284

Net loss per common share, diluted	$(0.04)	$(0.14)	$(0.27)	$(0.28)

Aruba Networks, Inc.
Reconciliation between GAAP and Non-GAAP Measures
Non-GAAP Net Income and Non-GAAP Earnings per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	July 31,	July 31,	July 31,	July 31,
	2014	2013	2014	2013

GAAP net loss	$(4,086)	$(15,581)	$(28,965)	$(31,608)

Plus:
a) Stock-based compensation expense	27,284	25,231	111,181	96,226
b) Payroll taxes on stock-based compensation expense	567	342	3,076	2,596
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	4,001	3,230	14,155	10,843
d) Legal settlements	250	14,000	250	14,000
e) Change in valuation of contingent rights liability	-	-	-	(1,665)
f) Non-GAAP income tax effects	(436)	(11,448)	(9,060)	(11,172)

Non-GAAP net income	$27,580	$15,774	$90,637	$79,220

GAAP net loss per common share	$(0.04)	$(0.14)	$(0.27)	$(0.28)

Plus:
a) Stock-based compensation expense	0.24	0.21	0.94	0.78
b) Payroll taxes on stock-based compensation expense	-	-	0.03	0.02
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.03	0.03	0.12	0.09
d) Legal settlements	-	0.11	-	0.11
e) Change in valuation of contingent rights liability	-	-	-	(0.01)
f) Non-GAAP income tax effects	-	(0.09)	(0.08)	(0.09)

Non-GAAP net income per common share (*)	$0.24	$0.13	$0.77	$0.64

Shares used in computing diluted GAAP net loss per common share	107,339	114,202	108,443	113,284

Shares used in computing diluted non-GAAP net income per common share	114,671	122,880	117,677	124,102
(*) The sum of the EPS impacts may not total to Non-GAAP net income per common share due to different share counts used in calculating GAAP net loss per common share and Non-GAAP net income per common share. The GAAP net loss per common share calculation may use a lower share count as it may exclude potentially dilutive shares which are included in calculating Non-GAAP net income per common share.

Aruba Networks, Inc.
Reconciliation between GAAP and Non-GAAP Measures
Non-GAAP Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Years Ended
	July 31,	July 31,	July 31,	July 31,
	2014	2013	2014	2013

Revenue	$202,862	$153,064	$728,933	$600,044

GAAP operating income (loss)	8,463	(20,345)	(265)	(12,016)

Plus:
a) Stock-based compensation expense	27,284	25,231	111,181	96,226
b) Payroll taxes on stock-based compensation expense	567	342	3,076	2,596
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	4,001	3,230	14,155	10,843
d) Legal settlements	250	14,000	250	14,000

Non-GAAP operating income	$40,565	$22,458	$128,397	$111,649

GAAP operating margin	4.2%	-13.3%	0.0%	-2.0%

Plus:
a) Stock-based compensation expense	13.4%	16.5%	15.3%	16.0%
b) Payroll taxes on stock-based compensation expense	0.3%	0.3%	0.4%	0.4%
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	2.0%	2.1%	1.9%	1.8%
d) Legal settlements	0.1%	9.1%	0.0%	2.4%

Non-GAAP operating margin	20.0%	14.7%	17.6%	18.6%

Aruba Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years Ended
	July 31,	July 31,
	2014	2013

Cash flows from operating activities
Net loss	$(28,965)	$(31,608)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,495	23,701
Provision for doubtful accounts	(101)	797
Write downs for excess and obsolete inventory	4,289	5,597
Stock-based compensation expense	111,181	96,226
Amortization of discounts and premiums on short-term investments	1,931	1,413
Loss on disposal of fixed assets	244	269
Change in carrying value of contingent rights liability	-	(1,665)
Deferred income taxes	(3,774)	(237)
Excess tax benefit associated with stock-based compensation	(18,822)	(9,906)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(8,964)	(13,524)
Inventory	(15,230)	(15,970)
Prepaids and other current assets	4,054	(356)
Deferred cost of revenue	(64)	(1,417)
Other non-current assets	(1,655)	6,119
Accounts payable and other current and non-current liabilities	(20,545)	43,856
Deferred revenue	38,794	38,282
Income taxes payable	20,824	11,636

Net cash provided by operating activities	112,692	153,213

Cash flows from investing activities
Purchases of short-term investments	(159,231)	(287,183)
Proceeds from sales of short-term investments	89,238	75,806
Proceeds from maturities of short-term investments	171,613	151,718
Purchases of property and equipment	(19,417)	(20,655)
Purchases of intangible assets	(2,750)	-
Investments in privately-held companies	-	(1,750)
Cash paid in an acquisition, net of cash acquired	-	(16,767)

Net cash provided by (used in) investing activities	79,453	(98,831)

Cash flows from financing activities
Proceeds from issuance of common stock	25,737	33,194
Repurchases of common stock under stock repurchase program	(263,029)	(86,211)
Excess tax benefit associated with stock-based compensation	18,822	9,906

Net cash used in financing activities	(218,470)	(43,111)

Effect of exchange rate changes on cash and cash equivalents	-	19

Net increase (decrease) in cash and cash equivalents	(26,325)	11,290

Cash and cash equivalents, beginning of period	144,919	133,629

Cash and cash equivalents, end of period	$118,594	$144,919

CONTACT:
IR Contact
Aruba Networks, Inc.
Tonya Chin, +1-408-598-4924
Sr. Director, Investor Relations
tchin@arubanetworks.com